CRESTFUNDS, INC.
                     ARTICLES SUPPLEMENTARY


     CrestFunds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation by written consent on March 24, 1995, adopted a resolution reclassifying:

          (A) 4,500,000,000 shares of "Cash Reserve Fund Common Stock" as 4,000,000,000 shares of "Cash Reserve Fund Common
     Stock: Trust Class" and 250,000,000 shares of "Cash Reserve Fund Common Stock: Investors Class A" and 250,000,000 shares of "Cash Reserve Fund Common Stock: Investors Class B";

          (B) 4,000,000,000 shares of "U.S. Treasury Money Fund Common Stock" (formerly known as "U.S. Treasury Fund") as 3,750,000,000 shares of "U.S. Treasury Money Fund Common
     Stock: Trust Class" and 250,000,000 shares of "U.S. Treasury Money Fund Common Stock: Investors Class A";

          (C) 1,000,000,000 shares of "Tax Free Money Fund Common
     Stock" as 900,000,000 shares of "Tax Free Money Fund Common
     Stock: Trust Class" and 100,000,000 shares of "Tax Free
     Money Fund Common Stock: Investors Class A";

          (D) 1,500,000,000 shares of "Limited Term Bond Fund Common Stock" (formerly known as "Short/Intermediate Bond Fund Common Stock") as 1,400,000,000 shares of "Limited Term Bond Fund Common Stock: Trust Class" and 100,000,000 shares of "Limited Term Bond Fund Common Stock: Investors Class A";

          (E) 1,500,000,000 shares of "Intermediate Bond Fund Common Stock" (formerly known as "Bond Fund Common Stock") as 1,400,000,000 shares of "Intermediate Bond Fund Common
     Stock: Trust Class" and 100,000,000 shares of "Intermediate Bond Fund Common Stock: Investors Class A";

          (F) 1,000,000,000 shares of "Municipal Bond Fund Common
     Stock" as 900,000,000 shares of "Municipal Bond Fund Common
     Stock: Trust Class" and 100,000,000 shares of "Municipal
     Bond Fund Common Stock: Investors Class A",

          (G) 1,000,000,000 shares of "Virginia Intermediate Municipal Bond Fund Common Stock" (formerly known as "Virginia Municipal Bond Fund Common Stock") as 750,000,000 shares of "Virginia Intermediate Municipal Bond Fund Common
     Stock: Trust Class" and 250,000,000 shares of "Virginia Intermediate Municipal Bond Fund Common Stock: Investors Class A";

          (H) 500,000,000 shares of "Municipal Bond Fund Common Stock" as 500,000,000 shares of "Virginia Municipal Bond Fund Common Stock: Trust Class" and 500,000,000 shares of "Virginia Intermediate Municipal Bond Fund Common Stock" (formerly known as "Virginia Municipal Bond Fund Common Stock") as 250,000,000 shares of "Virginia Municipal Bond Fund Common Stock: Trust Class" and 250,000,000 shares of "Virginia Municipal Bond Fund Common Stock: Investors Class B";

          (I) 1,500,000,000 shares of "Capital Appreciation Fund Common Stock" as 750,000,000 shares of "Capital Appreciation Fund Common Stock: Trust Class" and 250,000,000 shares of "Capital Appreciation Fund Common Stock: Investors Class A";

          (J) 1,500,000,000 shares of "Value Fund Common Stock" as 1,000,000,000 shares of "Value Fund Common Stock: Trust Class" and 250,000,000 shares of "Value Fund Common Stock:
     Investors Class A" and 250,000,000 shares of "Value Fund Common Stock: Investors Class B";

          (K) 1,500,000,000 shares of "Special Equity Fund Common Stock" as 750,000,000 shares of "Special Equity Fund Common
     Stock: Trust Class" and 125,000,000 shares of "Special Equity Fund Common Stock: Investors Class A" and 125,000,000 shares of "Special Equity Fund Common Stock: Investors Class B"; and

          (L) 500,000,000 shares of "Capital Appreciation Fund Common Stock" as 500,000,000 shares of "Government Bond Fund Common Stock: Trust Class" and 500,000,000 shares of "Special Equity Fund Common Stock" as 250,000,000 shares of "Government Bond Fund Common Stock: Trust Class" and 250,000,000 shares of "Government Bond Fund Common Stock:
     Investors Class B";

by setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth.

     SECOND: The Trust Class Shares of the Cash Reserve Fund, U.S. Treasury Money Fund, Tax Free Money Fund, Limited Term Bond Fund, Intermediate Bond Fund, Municipal Bond Fund, Virginia Intermediate Municipal Bond Fund, Virginia Municipal Bond Fund, Government Bond Fund, Capital Appreciation Fund, Value Fund, and Special Equity Fund and the Investors Class A Shares of the Cash Reserve Fund, U.S. Treasury Money Fund, Tax Free Money Fund, Limited Term Bond Fund, Intermediate Bond Fund, Municipal Bond Fund, Virginia Intermediate Municipal Bond Fund, Capital Appreciation Fund, Value Fund, and Special Equity Fund and the Investors Class B Shares of the Cash Reserve Fund, Virginia Municipal Bond Fund, Government Bond Fund, Value Fund, and Special Equity Fund as so reclassified by the Board of Directors of the Corporation, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH, Paragraph 3, of the charter of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

     THIRD: The shares of stock aforesaid have been duly reclassified by the Board of Directors pursuant to authority and power contained in the charter of the Corporation.

     FOURTH: The undersigned Chairman of the Board and President acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its Chairman of the Board and President and attested by its Secretary this 28th day of March, 1995.

ATTEST:                       CRESTFUNDS, INC.


__________________________    By:__________________________(SEAL)
Secretary                        Chairman of the Board and
                                   President